                                                                    EXHIBIT 10.1

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                           2005 EQUITY INCENTIVE PLAN

                    (AS ADOPTED AND EFFECTIVE JULY 27, 2005)

                                TABLE OF CONTENTS

SECTION 1.  PURPOSE.....................................................................................      1

SECTION 2.  DEFINITIONS.................................................................................      1

            2.1     Affiliate...........................................................................      1
            2.2     Award...............................................................................      1
            2.3     Board of Directors or Board.........................................................      1
            2.4     Change in Control...................................................................      1
            2.5     Change of Control Transaction.......................................................      2
            2.6     Code................................................................................      2
            2.7     Committee...........................................................................      2
            2.8     Common-Law Employee.................................................................      2
            2.9     Company.............................................................................      2
            2.10    Company Payment Condition...........................................................      2
            2.11    Employee............................................................................      2
            2.12    Exchange Act........................................................................      2
            2.13    Executive Managers..................................................................      2
            2.14    Fair Market Value...................................................................      2
            2.15    Grant Date..........................................................................      3
            2.16    Initial Public Offering.............................................................      3
            2.17    Major Event.........................................................................      3
            2.18    Offeree.............................................................................      3
            2.19    Outside Director....................................................................      3
            2.20    Participant.........................................................................      4
            2.21    Permitted Reason....................................................................      4
            2.22    Permitted Transfer..................................................................      4
            2.23    Permitted Transferee................................................................      4
            2.24    Plan................................................................................      4
            2.25    Purchase Price......................................................................      4
            2.26    Pro Rata Portion....................................................................      4
            2.27    Restricted Share....................................................................      4
            2.28    Saratoga............................................................................      4
            2.29    Saratoga Group......................................................................      4
            2.30    Securities Act......................................................................      4
            2.31    Service.............................................................................      4
            2.32    Share...............................................................................      4
            2.33    Stock...............................................................................      4
            2.34    Stock Award Agreement...............................................................      4
            2.35    Stock Purchase Agreement............................................................      5
            2.36    Subsidiary..........................................................................      5
            2.37    W-2 Payroll.........................................................................      5

SECTION 3.  ADMINISTRATION..............................................................................      5

            3.1     Committee Membership................................................................      5
            3.2     Committee Procedures................................................................      5

            3.3     Committee Responsibilities..........................................................      5
            3.4     Committee Liability.................................................................      6
            3.5     Financial Reports...................................................................      6

SECTION 4.  ELIGIBILITY.................................................................................      6

            4.1     General Rule........................................................................      6
            4.2     Ten-Percent Shareholders............................................................      6
            4.3     Attribution Rules...................................................................      6
            4.4     Outstanding Stock...................................................................      7

SECTION 5.  STOCK SUBJECT TO PLAN.......................................................................      7

            5.1     Basic Limitation....................................................................      7
            5.2     Additional Shares...................................................................      7

SECTION 6.  TERMS AND CONDITIONS OF AWARDS OR SALES.....................................................      7

            6.1     Stock Purchase Agreement............................................................      7
            6.2     Duration of Offers..................................................................      8
            6.3     Purchase Price and Payment..........................................................      8
            6.4     Payment for Shares..................................................................      8
                    6.4.1    Surrender of Stock.........................................................      8
            6.5     Exercise of Awards on Termination of Service........................................      8

SECTION 7.  ADDITIONAL TERMS AND CONDITIONS OF RESTRICTED SHARES........................................      8

            7.1     Form and Amount of Award............................................................      8
            7.2     Vesting.............................................................................      9
            7.3     Effect of Change in Control.........................................................      9
            7.4     Voting and Dividend Rights..........................................................      9

SECTION 8.  [INTENTIONALLY OMITTED].....................................................................      9

SECTION 9.  ADJUSTMENT OF SHARES........................................................................      9

            9.1     General.............................................................................      9
            9.2     Reorganizations.....................................................................      9
            9.3     Voting Trust........................................................................      9
            9.4     Reservation of Rights...............................................................     10

SECTION 10. WITHHOLDING TAXES...........................................................................     10

            10.1    General.............................................................................     10
            10.2    Share Withholding...................................................................     10
            10.3    Other Forms of Payment..............................................................     10

SECTION 11. ASSIGNMENT OR TRANSFER OF AWARDS; REPURCHASE OF SHARES OBLIGATION TO SELL SHARES............     11

            11.1    General.............................................................................     11
            11.2    Permitted Transfers.................................................................     11
            11.3    Third Party Transfer Restrictions...................................................     11

                    11.3.1   Prior to a Major Event.....................................................     11

                    11.3.2   After a Major Event........................................................     11

            11.4    Termination of Service..............................................................     12

                    11.4.1   Prior to a Major Event.....................................................     12
                    11.4.2   After a Major Event........................................................     14
                    11.5.1   Compelled Sale.............................................................     14
                    11.5.2   Notice and Sale Procedures.................................................     14

SECTION 12. LEGAL REQUIREMENTS..........................................................................     15

SECTION 13. NO EMPLOYMENT RIGHTS........................................................................     16

SECTION 14. DURATION AND AMENDMENTS.....................................................................     16

            14.1    Term of the Plan....................................................................     16
            14.2    Right to Amend or Terminate the Plan................................................     16
            14.3    Effect of Amendment or Termination..................................................     16

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                           2005 EQUITY INCENTIVE PLAN

                                   1. PURPOSE

      The purpose of the ADVANCED LIGHTING TECHNOLOGIES, INC. 2005 Equity Incentive Plan (the "Plan") is to offer selected employees, directors and consultants of the Company and of the subsidiaries of the Company, an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company and to attract new employees with outstanding qualifications. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares as well as the direct award or sale of shares of the Company's Common Stock. Awards will be made pursuant to federal and state securities law exemptions.

                                 2. DEFINITIONS

2.1 Affiliate shall mean, with respect to any Person, a Person which controls, is controlled by or is under common control with, such Person.

2.2 Award shall mean any award of a Restricted Share or other right under the Plan.

2.3 Board of Directors or Board shall mean the Board of Directors of the Company, as constituted from time to time.

2.4 Change in Control means, (i) (a) such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Stock on a fully diluted basis, and (b) such ownership represents a greater percentage of the total voting power of the Stock on a fully diluted basis than may be voted by (I) Saratoga and/or any of its Affiliates, (II) any "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
      Act) that includes a member of the Saratoga Group; if members of the Saratoga Group "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) Stock representing the majority of the voting power of the Stock owned by such group and (III) Executive Managers; provided however that a Change of Control shall not be deemed to have occurred by reason of the fact that one or more of the Executive Managers become the beneficial owners of more than 50% of the total voting power of the Company on a fully diluted basis; or (ii) individuals who on the effective date of the Plan constitute the members of the Board (together with any new or successor directors whose election by the Board or whose nomination by the Board for election by stockholders was approved by a vote of at least two-thirds of the members of the Board on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board then in office.

2.5 Change of Control Transaction shall mean a transfer of Shares for value by one or more members of the Saratoga Group effecting a Change of Control.

2.6   Code shall mean the Internal Revenue Code of 1986, as amended.

2.7 Committee shall mean a committee of the Board of Directors which is authorized to administer the Plan under Section 3.

2.8 Common-Law Employee means an individual paid from W-2 Payroll of the Company or an Affiliate. If, during any period, the Company (or Affiliate, as applicable) has not treated an individual as a Common-Law Employee and, for that reason, has not paid such individual in a manner which results in the issuance of a Form W-2 and withheld taxes with respect to him or her, then that individual shall not be an eligible Employee for that period, even if any person, court of law or government agency determines, retroactively, that that individual is or was a Common-Law Employee during all or any portion of that period.

2.9 Company shall mean ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation.

2.10 Company Payment Condition shall mean any restrictions on the purchase of Stock by the Company contained in (i) its principal secured credit facility, (ii) the indenture relating to its Senior Notes due 2009, and
      (iii) applicable law.

2.11 Employee shall mean (i) any individual who is a Common-Law Employee of the Company or of an Affiliate, (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an Affiliate of a member of the Board of Directors, (iii) a member of the Board of Directors of an Affiliate of the Company, or (iv) an independent contractor who performs services for the Company or an Affiliate of the Company. Service as a member of the Board of Directors, a member of the board of directors of an Affiliate of the Company or an independent contractor shall be considered employment for all purposes of the Plan except the second sentence of Section 4.1.

2.12  Exchange Act means the Securities and Exchange Act of 1934, as amended.

2.13 Executive Managers means the five individuals who were the most highly compensated officers or employees of the Company and its Subsidiaries, taken as a whole, for the most recent fiscal year of the Company.

2.14 Fair Market Value means the market price of Shares, determined by the Committee as follows:

            If the Shares were traded over-the-counter on the date in question but were not traded on the NASDAQ Stock Market or the NASDAQ National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Shares are quoted or, if the Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

            If the Shares were traded over-the-counter on the date in question and were traded on the NASDAQ Stock Market or the NASDAQ National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the NASDAQ Stock Market or the NASDAQ National Market;

            If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

            If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on the basis of existing facts and circumstances.

      In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

2.15  Grant Date means the date the Board of Directors approves an Award.

2.16 Initial Public Offering shall mean an underwritten public offering or offerings of Stock by the Company pursuant to one or more effective registration statements under the Securities Act which in the aggregate result in (i) aggregate net proceeds to the Company of not less than $20,000,000.00 and (ii) at least 20% of the issued and outstanding Stock of the Company being held by persons other than any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which is the ultimate "beneficial power" (as defined in Rule 13d-3 under the Exchange Act) of more than 5% of the total voting power of the voting stock of the Company on a fully diluted basis. If an Initial Public Offering is the result of more than one public offering, the Initial Public Offering shall be deemed to have occurred upon completion of the last public offering constituting the Initial Public Offering.

2.17  Major Event shall mean the earlier to occur of (a) a Change in Control,
      (b) the Initial Public Offering, or (c) a sale of substantially all the Company's assets to an unrelated person or entity.

2.18 Offeree shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan.

2.19 Outside Director shall mean a member of the Board who is not a Common-Law Employee of the Company.

2.20  Participant shall mean an individual or estate who holds an Award.

2.21 Permitted Reason shall mean a termination of Service (a) by the Company for any reason other than "cause," (b) by the Participant by resignation with "good reason," (c) death or (d) "disability," each as defined in the Participant's employment contract, or, if such Participant does not have such a contract, as defined in the related Stock Award Agreement or Stock Purchase Agreement.

2.22  Permitted Transfer shall mean a transfer effected pursuant to Section
      11.2.

2.23 Permitted Transferee shall mean a person to which a Permitted Transfer is made or to whom a transfer is made in accordance with Section 11.3.1(a).

2.24 Plan shall mean this ADVANCED LIGHTING TECHNOLOGIES, INC. 2005 Equity Incentive Plan.

2.25 Purchase Price shall mean the consideration for which one Share may be acquired under the Plan as set forth in the Award.

2.26 Pro Rata Portion shall mean, with respect to any Participant, the percentage of such Participant's Shares which equals the number of Shares transferred by members of the Saratoga Group in a Change of Control transaction, divided by the number of Shares held by members of the Saratoga Group prior to such transaction.

2.27 Restricted Share shall mean a Share sold or granted to an eligible Employee which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

2.28 Saratoga shall mean Saratoga Lighting Holdings LLC, its successors and assigns.

2.29 Saratoga Group shall mean Saratoga and each and every Affiliate of Saratoga.

2.30  Securities Act shall mean the Securities Act of 1933, as amended.

2.31  Service shall mean service as an Employee.

2.32  Share shall mean one share of Stock, as adjusted in accordance with
      Section 9 (if applicable).

2.33  Stock shall mean the common stock of the Company.

2.34 Stock Award Agreement shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

2.35 Stock Purchase Agreement shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

2.36  Subsidiary means any subsidiary corporation within the meaning of Code
      Section 424(f)) with respect to the Company. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.37 W-2 Payroll means whatever mechanism or procedure that the Company or an Affiliate of the Company utilizes to pay any individual which results in the issuance of Form W-2 to the individual. "W-2 Payroll" does not include any mechanism or procedure which results in the issuance of any form other than a Form W-2 to an individual, including, but not limited to, any Form 1099 which may be issued to an independent contractor, an agency employee or a consultant. Whether a mechanism or procedure qualifies as a "W-2 Payroll" shall be determined in the absolute discretion of the Company (or Affiliate, as applicable), and the Company or Affiliate determination shall be conclusive and binding on all persons.

                               3. ADMINISTRATION

3.1   Committee Membership.

      The Plan shall be administered by the Board of Directors. In the event the Company's Shares become publicly traded, the Board may appoint a Committee which, if appointed, shall be composed solely of two or more Outside Directors (although Committee functions may be delegated to officers to the extent the awards relate to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act). If no Committee has been appointed, the entire Board shall constitute the Committee.

3.2   Committee Procedures.

      The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

3.3   Committee Responsibilities.

      The Committee has and may exercise such power and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine eligible Employees to whom, and the time or times at which, Awards may be granted and the number of Shares subject to each Award. Subject to the express provisions of the respective Award agreements

      (which need not be identical) and to make all other determinations necessary or advisable for Plan administration, the Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all persons.

3.4   Committee Liability.

      No member of the Board or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award made under the Plan.

3.5   Financial Reports.

      To the extent required by applicable law, and not less often than annually, the Company shall furnish to Offerees and Shareholders who have received Stock under the Plan its financial statements including a balance sheet regarding the Company's financial condition and results of operations, unless such Offerees or Shareholders have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

                                 4. ELIGIBILITY

4.1   General Rule.

      Only Employees shall be eligible for designation as Participants by the Committee. In addition, only Common-Law Employees shall be eligible for the grant of ISOs.

4.2   Ten-Percent Shareholders.

      An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any Affiliate of the Company shall not be eligible for designation as an Offeree unless the Purchase Price of Shares is at least one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

4.3   Attribution Rules.

      For purposes of Section 4.2 above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

4.4   Outstanding Stock

      For purposes of Section 4.2 above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

                            5. STOCK SUBJECT TO PLAN

5.1   Basic Limitation.

      Shares offered under the Plan shall be authorized but unissued Shares, or Shares held in treasury. Subject to Sections 5.2 and 9 of the Plan, the aggregate number of Shares which may be issued or transferred pursuant to an Award under the Plan shall not exceed 80.737 Shares.

      In any event the number of Shares which are subject to Awards or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

5.2   Additional Shares.

      In the event that any outstanding right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such right shall again be available for the purposes of the Plan. If a Restricted Share is forfeited before any dividends have been paid with respect to such Restricted Share, then such Restricted Share shall again become available for award under the Plan.

                   6. TERMS AND CONDITIONS OF AWARDS OR SALES

6.1   Stock Purchase Agreement.

      Each award or sale of Shares under the Plan shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

6.2   Duration of Offers.

      Any right to acquire Shares under the Plan shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to the Offeree by the Committee or such other period established by the Committee.

6.3   Purchase Price and Payment.

      The Purchase Price shall be determined by the Committee in its sole discretion. The Purchase Price shall be payable in a form described in Subsection 6.4 below.

6.4   Payment for Shares.

      The entire Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided below. Notwithstanding any other provision of the Plan, Shares may, in the discretion of the Committee, be awarded under the Plan in consideration of Services rendered to the Company or an Affiliate of the Company prior to the Award. Permissible forms of payment, in addition to cash, are:

      6.4.1 Surrender of Stock.

            To the extent that a Stock Purchase Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Offeree or the Offeree's representative for more than six (6) months after the later to occur of (a) purchase of the Shares or (b) vesting of the Shares in the event of purchase prior to vesting, and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at the Fair Market Value effective on the date when the new Shares are purchased under the Plan.

6.5   Exercise of Awards on Termination of Service.

      Each Stock Award Agreement shall set forth the extent to which the recipient shall have the right to exercise the Award following termination of the recipient's Service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all the Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

            7. ADDITIONAL TERMS AND CONDITIONS OF RESTRICTED SHARES

7.1   Form and Amount of Award.

      Each Stock Award Agreement shall specify the number of Shares that are subject to the Award.

7.2   Vesting.

      Each Stock Award Agreement shall specify the conditions upon which Restricted Shares shall become vested, in full or in installments. The vesting of Restricted Shares shall be determined by the Committee in its sole discretion.

7.3   Effect of Change in Control.

      The Committee may determine at the time of making an Award or thereafter, that such Award shall become fully vested, in whole or in part, in the event that a Change in Control occurs with respect to the Company.

7.4   Voting and Dividend Rights.

      Holders of Restricted Shares shall have the same voting, dividend and other rights as the Company's other stockholders.

                           8. [INTENTIONALLY OMITTED]

                            9. ADJUSTMENT OF SHARES

9.1   General.

      In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments, subject to the limitations set forth in Section 9.3, in one or more of (i) the number of Shares available for future Awards under Section 5, (ii) the number of Shares covered by each outstanding Award or (iii) the Purchase Price under each outstanding Award.

9.2   Reorganizations .

      In the event that the Company is a party to a merger or reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization, provided however, that the limitations set forth in
      Section 9.3 shall apply.

9.3   Voting Trust.

      Each Award shall provide that prior to the occurrence of a Major Event any Shares purchased pursuant to an Award shall be placed in a voting trust or similar arrangement ("Voting Trust"). Pursuant to the terms of the Voting Trust, the Offeree shall be the beneficiary, but Saratoga shall vote all Shares in the Voting Trust until the occurrence of a Major Event, at which time the Voting Trust shall terminate.

9.4   Reservation of Rights.

      Except as provided in this Section 9, an Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, Purchase Price of Shares subject to Stock Purchase Agreement. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                             10. WITHHOLDING TAXES

10.1  General.

      To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Committee for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

10.2  Share Withholding.

      The Committee may permit a Participant to satisfy all or part of the Company's minimum statutory withholding tax obligations related to an Award by having the Company withhold all or a portion of any Shares that otherwise would be issued to the Participant. At the discretion of the Committee, the Participant may surrender all or a portion of any Shares that the Participant previously acquired and which have been held for more than six (6) months after the later to occur of (a) purchase of the Shares, or (b) the vesting of the Shares in the event of purchase prior to vesting. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

10.3  Other Forms of Payment.

      The Committee may permit such other means of tax withholding as it deems appropriate.

           11. ASSIGNMENT OR TRANSFER OF AWARDS; REPURCHASE OF SHARES;
                            OBLIGATION TO SELL SHARES

11.1  General.

      An Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except as approved by the Committee. Offerees may not transfer their rights hereunder except by will, beneficiary designation or the laws of descent and distribution.

11.2  Permitted Transfers.

      Neither this Section 11 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares to (a) Participant's immediate family members or linear descendants, (b) a trust for the benefit of the Participant and/or such family members or (c) a partnership consisting solely of Participant and one or more such family members; provided however, that such transferee, at the time of such transfer shall agree in writing to abide by the terms of the transfer restrictions in the Plan and in any related Stock Award Agreement or Stock Purchase Agreement. Restricted Shares held by any such transferee shall be subject to all the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement or Stock Purchase Agreement, as if such transferee were a party to such Agreement.

11.3  Third Party Transfer Restrictions.

      11.3.1 Prior to a Major Event. (a) Vested Shares. Prior to the occurrence of a Major Event, the Participant may not transfer vested Shares, other than by a Permitted Transfer or otherwise with the prior written consent of the Company.

             (b) Unvested Shares. The Participant may not transfer unvested Shares, other than by a Permitted Transfer.

      11.3.2 After a Major Event. (a) Vested Shares. In the event a Participant proposes to sell, pledge or otherwise transfer to a party other than a Permitted Transferee, pursuant to a bona fide purchase offer, any vested Shares acquired under the Plan or any interest in such Shares at any time after the occurrence of a Major Event and prior to the Initial Public Offering, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. The Participant must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee and including a copy of the bona fide purchase offer. The Transfer Notice shall be signed both by the Participant and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares. Such right of First Refusal with respect to vested Shares shall terminate upon the sale of Common Stock by the Company pursuant to an Initial Public Offering.

             The Company and its assignees shall have the right to purchase all, and not less than all, of the Shares on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a Notice of Exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

             If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Participant may, not later than 60 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the Participant and the Company (or its assignees) shall consummate the sale of the Shares on the terms set forth in the Transfer Notice; provided, however, that the purchase price for such shares shall be the lesser of the price described in such Transfer Notice or Fair Market Value and, provided further, however, if at the time of the exercise of such Right of First Refusal there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

             The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. The Company's rights under this Subsection shall be freely assignable, in whole or in part.

             (b) Unvested Shares. Prior to a termination of Service, a Participant may not transfer Unvested Shares, other than pursuant to a Permitted Transfer.

11.4  Termination of Service.

      11.4.1 Prior to a Major Event. (a) Termination of Service for Other Than for a Permitted Reason. Following a Participant's termination of Service other than for a Permitted Reason, the Company shall the right, but not the obligation, to purchase all or any portion of the vested Shares of such Participant at any time within12 months following such termination of Service. Such purchase will be at the Fair Market Value of such Shares at the time of the exercise of such right. If such Company purchase would occur before (a) the Participant has held the Shares six months or (b) the date which is six months following the vesting of the Shares to be purchased, the repurchase shall occur six months and one day after the later of the purchase of the Shares by the Particpant or vesting, as the case may be, and for the then current Fair Market Value. To exercise such right, Company shall give the Participant written notice of the sale in the same manner and with the same effect as a Compelled Sale, pursuant to Section 11.5; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. After any such termination of Service, all unvested Shares of such Participant shall be forfeited by such Participant and shall be cancelled without payment of any kind.

             (b) Termination of Service for Any Other Reason. (i) Following a termination of Service for a Permitted Reason, the Company shall have the right to purchase all or any portion of the vested Shares of such Participant at any time within 12 months following such termination of Service. Such purchase will be at the Fair Market Value of such Shares at the time of the exercise of such right. To exercise such right, Company shall give the Participant written notice of the sale in the same manner and with the same effect as a Compelled Sale, pursuant to Section 11.5; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. The Company will purchase all unvested Shares of such Participant within 60 days of the Participant's such termination of Service; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

             (ii) Following any such termination of Service for a Permitted Reason, such Participant shall have the right to compel the purchase (a "Vested Put") of that number of vested Shares of Participant, at the Fair Market Value at the time of exercise of such right, necessary to make the aggregate consideration, for all unvested Shares purchased pursuant to Subsection 11.4.1(b)(i) and the vested Shares to be purchased pursuant the Vested Put, would be equal to the total consideration initially paid by such Participant for his vested and unvested Shares; provided however, that if the purchase of all vested and unvested Shares at the prices specified results in aggregate consideration which is less than such total consideration, all vested Shares shall be purchased pursuant to the Vested Put at Fair Market Value. Such right shall be exercised within twelve (12) months following such termination of Service and the purchase by the Company shall take place within 60 days of such exercise; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. If such Company purchase would occur before (a) the Participant has held the Shares six months or (b) the date which is six months following the vesting of the Shares to be purchased, the repurchase shall occur six months and one day after the later of the purchase of the Shares by the Particpant or vesting, as the case may be, and for the then current Fair Market Value.

             (c) Company's Rights Assignable. The Company's rights under this Section shall be freely assignable, in whole or in part, and, following such assignment, such rights will not be limited by any Company Payment Condition.

      11.4.2 After a Major Event. The Company shall not have any obligation to purchase vested Shares following a Participant's termination of Service for any reason after the occurrence of a Major Event.

11.5  Right to Compel Sale.

      11.5.1 Compelled Sale. If members of the Saratoga Group propose a Change of Control Transaction, then Saratoga shall have the right (whether the Change of Control results from the sale of all, or some lesser portion, of the Saratoga Group's Shares) to require the Participant (or his Permitted Transferee) to sell all, or a Pro Rata Portion, of his Shares to the prospective purchaser of the Saratoga Shares (if such right is exercised, a "Compelled Sale"). If the prospective purchaser in the Change of Control Transaction proposed by the Saratoga Group is to acquire Shares of the Saratoga Group, but Saratoga does not elect to cause a Compelled Sale pursuant to the foregoing sentence, the Participant (or such Permitted Transferee) shall have the right to elect to sell to the prospective purchaser, as part of the Change of Control Transaction, the Pro Rata Portion of such Participant's (or such Permitted Transferee's) Shares (if such right is exercised, a "Co-Sale"). The consideration to be received by the Participant (or such Permitted Transferee) for each Share in the Compelled Sale or Co-Sale shall be the same consideration per Share to be received by the Saratoga Group, and the terms and conditions of such sale by the Participant (or such Permitted Transferee) shall be the same as those upon which the Saratoga Group sell their Shares, except that the Participant (or such other party) shall not be bound by the terms of any indemnity, hold-back or escrow given to the purchaser in connection with such sale to the extent that such indemnity is not limited in value with respect to the Participant (or such Permitted Transferee) to at most the aggregate consideration to be received for his Shares in such sale.

      11.5.2 Notice and Sale Procedures.

             (a) The Company shall provide written notice to the Participant (or his Permitted Transferee) of any proposed Change of Control Transaction, which notice (a "Control Transaction Notice") shall
             (A) set forth the consideration per Share to be paid by the prospective purchaser and (B) state whether Saratoga is electing pursuant to Section 11.5.1to cause a Compelled Sale. If Saratoga does not elect to cause a Compelled Sale and the Participant (or such Permitted Transferee) desires to cause a Co-Sale pursuant to
             Section 11.5.1, the Participant (or such Permitted Transferee) must give written notice of his election to cause such Co-Sale (a "Co-Sale Notice") to Saratoga (or the representative of Saratoga as may be designated in the Control Transaction Notice) within ten (10) days following the date of the Control Transaction Notice. Within ten (10) days following the date of the Control Transaction Notice in which Saratoga has elected to cause a Compelled Sale, the Participant (or Permitted Transferee) shall deliver to Saratoga (or such designated representative), or in the case of a Co-Sale, the Co-Sale Notice shall be accompanied by, the certificates representing the Shares held by the Participant (or Permitted Transferee) to be sold in such Compelled Sale or Co-Sale, together with a suitably executed blank stock power and all other documents required to be executed in connection with such Change of Control Transaction. In the event that the Participant (or Permitted Transferee) should fail to deliver such certificates and other documents as aforesaid, the Company shall cause the books and records of the Company to show that such Shares are bound by the provisions of this Section 11.5 and that such Shares shall be transferred only to the purchaser identified in the Change of Control Notice upon surrender for transfer by the Participant (or any other party) thereof.

             (b) If, within one hundred twenty (120) days after the Saratoga Group gives the notice they have not completed the sale of Shares described in the notice, the Saratoga Group shall return to the Participant (or such Permitted Transferee) all certificates representing Shares that the Participant (or such Permitted Transferee) delivered for sale pursuant hereto, together with any such other documents delivered by the Participant.

             (c) Promptly after the consummation of the sale of the Shares of the Saratoga Group and Participant (or Permitted Transferee) pursuant to this Section, the Saratoga Group shall remit to the Participant (or such Permitted Transferee) the total sales price of the Shares of the Participant (or such Permitted Transferee) sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Participant (or such Permitted Transferee).

                             12. LEGAL REQUIREMENTS

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed. If necessary to comply with Section 16 of the Exchange Act and its rules only ("Section 16"), any equity security issued pursuant to the Plan may not be sold for at least six (6) months after acquisition and any derivative security issued pursuant to the Plan will not be exercisable for six (6) months from its Grant Date. Terms used in the preceding sentence shall, for purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Section 16.

                            13. NO EMPLOYMENT RIGHTS

No provision of the Plan, nor any right granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Affiliates reserve the right to terminate any person's Service at any time, with or without cause.

                          14. DURATION AND AMENDMENTS

14.1  Term of the Plan.

      The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's shareholders. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any grants already made shall be null and void, and no additional grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection 14.2 below.

14.2  Right to Amend or Terminate the Plan.

      The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any right granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the right was granted. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules including the rules of any applicable exchange.

14.3  Effect of Amendment or Termination.

      No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to a right granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Shares previously issued or any right previously granted under the Plan.

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                         Common Stock Purchase Agreement

      THIS AGREEMENT is dated as of __________________, 2005, between ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), and _____________________________ ("Purchaser").

                                   WITNESSETH:

      WHEREAS, the Company has given Purchaser an award attached hereto as Annex 1 (the "Award") pursuant to the Company's 2005 Equity Incentive Plan (the "Plan") and

      WHEREAS, the Award permits the Purchaser to purchase up to _____ shares within 30 days of the Date of Grant specified in the Award; and

      WHEREAS, pursuant to the Award, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Award and the Plan. Certain capitalized terms used in this Agreement are defined in the Plan.

      NOW, THEREFORE, it is agreed between the parties as follows:

      1. PURCHASE OF SHARES.

      Pursuant to the terms of the Award, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser ______ shares [cannot exceed number of Shares above] of the Company's common stock (the "Stock") for the Purchase Price Per Share specified in the Award payable by personal check, cashier's check or money order. Payment shall be delivered at the Closing, as such term is hereinafter defined. The closing hereunder (the "Closing") shall occur at the offices of the Company on ____________________, 2005, or such other time and place as may be designated by the Company (the "Closing Date").

      2. REPURCHASE OR FORFEITURE OF UNVESTED STOCK.

      All unvested shares of the Stock purchased by the Purchaser pursuant to this Agreement (sometimes referred to as the "Unvested Stock") shall be subject to the following forfeiture or mandatory repurchase requirement (the "Unvested Stock Requirement"):

      In the event the Purchaser ceases to be an Employee of the Company as defined in the Plan, i.e. terminates service with the Company ("Service") for any reason, other than a Permitted Reason, all Unvested Stock shall immediately be forfeited and cancelled without consideration to the Purchaser of any kind.

      If Purchaser ceases to be an Employee of the Company for a Permitted Reason, the Company shall purchase the Unvested Stock as hereinafter provided. If any Unvested Stock is subject to a vesting requirement which must be met by a date certain (the "Vesting Deadline"), and such vesting requirement is not met on or prior to such date, the Company shall purchase such Unvested Stock as hereinafter provided. Purchaser understands that the Stock is being sold in order to induce Purchaser to become and/or remain associated with the Company and to work diligently for the success of the Company and that the unvested Stock will vest in accordance with the schedule set forth in the Award. Accordingly, the Company shall be required within 60 days after the (i) termination of Service for a Permitted Reason or
(ii) the Vesting Deadline, as the case may be, to purchase from the Purchaser
(A) all shares of Stock purchased hereunder which have not vested on the date of termination of Service in accordance with the terms of such vesting schedule in the Award or (B) all shares of Unvested Stock which could no longer vest after a Vesting Deadline, as the case may be; provided further, however, if at the time there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. The purchase price for such Unvested Stock shall be the Purchase Price Per Share paid by Purchaser for such shares pursuant to the Award (the "Purchase Price"). The purchase price shall be paid by check and/or by cancellation of any indebtedness of Purchaser to the Company. The Company's rights under this paragraph shall be freely assignable, in whole or in part, and, following such assignment, such rights will not be limited by any Company Payment Condition.

      Nothing in this Agreement shall be construed as a right by Purchaser to be employed by Company, or a parent or subsidiary of Company.

      3. ESCROW OF STOCK.

      As security for Purchaser's faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser's shares upon repurchase by the Company, Purchaser agrees at the Closing hereunder, to deliver to and deposit with the Escrow Agent named in the Joint Escrow Instructions attached hereto as Exhibit C, the certificate or certificates evidencing the Unvested Stock and four Assignments Separate from Certificate duly executed (with date and number of shares in blank) in the form attached hereto as Exhibit
D. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions, which instructions shall also be delivered to the Escrow Agent at the Closing hereunder.

      Within 30 days after the vesting of a portion of an Award (as defined in the Award), if Purchaser so requests, the Escrow Agent will deliver to Purchaser certificates (including any voting trust certificates) representing so many shares of Stock as are no longer subject to the Unvested Stock Requirement (less such shares as have been previously delivered).

      4. ADJUSTMENT OF SHARES.

      Subject to the provisions of the Articles of Incorporation of the Company, if, from time to time during the term of the Unvested Stock Requirement:

            (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or

            (b) there is any consolidation, merger or sale of all or substantially all, of the assets of the Company,

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of the shares shall be immediately subject to such Unvested Stock Requirement with the same force and effect as the shares from time to time subject to the Unvested Stock Requirement. While the total Purchase Price shall remain the same after each such event, the Purchase Price Per Share of Unvested Stock shall be appropriately and equitably adjusted as determined by the Board of Directors of the Company.

      5. THIRD PARTY TRANSFER RESTRICTIONS.

            5.1 Prior to a Major Event. (a) Vested Shares. Prior to the occurrence of a Major Event, the Purchaser may not transfer vested Shares, other than by a Permitted Transfer or otherwise with the prior written consent of the Company.

                  (b) Unvested Shares. The Purchaser may not transfer unvested Shares, other than by a Permitted Transfer.

            5.2 After a Major Event. (a) Vested Shares. In the event the Purchaser proposes to sell, pledge or otherwise transfer to a party other than a Permitted Transferee, pursuant to a bona fide purchase offer, any vested Shares acquired under the Plan or any interest in such Shares at any time after the occurrence of a Major Event and prior to the Initial Public Offering, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. The Purchaser must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee and including a copy of the bona fide purchase offer. The Transfer Notice shall be signed both by the Purchaser and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares. Such right of First Refusal with respect to vested Shares shall terminate upon the sale of Common Stock by the Company pursuant to an Initial Public Offering.

                  The Company and its assignees shall have the right to purchase all, and not less than all, of the Shares on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a Notice of Exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

                  If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Purchaser may, not later than 60 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the Purchaser and the Company (or its assignees) shall consummate the sale of the Shares on the terms set forth in the Transfer Notice; provided, however, that the purchase price for such shares shall be the lesser of the price described in such Transfer Notice or Fair Market Value and, provided further, however, if at the time of the exercise of such Right of First Refusal there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

                  The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. The Company's rights under this Subsection shall be freely assignable, in whole or in part.

                  (b) Unvested Shares. Prior to a termination of Service, the Purchaser may not transfer Unvested Shares, other than pursuant to a Permitted Transfer.

            5.3   Termination of Service.

                  (a) Prior to a Major Event. (i) Termination for Other than a Permitted Reason. Following the Purchaser's termination of Service for other than a Permitted Reason, as defined in
                  Section 5.3(b) below, the Company shall have the right, but not the obligation, to purchase all or any portion of the vested Shares of the Purchaser at any time within 12 months following such termination of Service. Such purchase will be at the Fair Market Value of such Shares at the time of the exercise of such right. To exercise such right, Company shall give the Purchaser written notice of the sale in the same manner and with the same effect as a Compelled Sale, pursuant to Section 5.4; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. After any such termination of Service, all unvested Shares of the Purchaser shall be forfeited by the Purchaser and shall be cancelled without payment of any kind.

                  (ii) Termination of Service for A Permitted Reason. (A) Following a termination of Service (I) by the Company for any reason other than "cause," (II) by the Purchaser by resignation with "good reason," (III) death or
                  (IV)"disability," each as defined in the Purchaser's employment contract, or, if the Purchaser does not have such a contract, as defined on Annex 2 to this Agreement (a "Permitted Reason"), the Company shall have the right to purchase all or any portion of the vested Shares of the Purchaser at any time within 12 months following such termination of Service. If such Company purchase would occur before (a) the Purchaser has held the Shares six months or (b) the date which is six months following the vesting of the Shares to be purchased, the repurchase shall occur six months and one day after the later of the purchase of the Shares by the Purchaser or vesting, as the case may be, and for the then current Fair Market Value. Such purchase will be at the Fair Market Value of such Shares at the time of the exercise of such right. To exercise such right, Company shall give the Purchaser written notice of the sale in the same manner and with the same effect as a Compelled Sale, pursuant to Section 5.4; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. The Company will purchase all unvested Shares of such Purchaser within 60 days of the Purchaser's such termination of Service; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

                  (B) Following any such termination of Service for a Permitted Reason, such Purchaser shall have the right to compel the purchase (a "Vested Put") of that number of vested Shares of Purchaser, at the Fair Market Value at the time of exercise of such right, necessary to make the aggregate consideration, for all unvested Shares purchased pursuant to Subsection 5.3(a)(ii)(A) and the vested Shares to be purchased pursuant the Vested Put, would be equal to the total consideration initially paid by such Purchaser for such vested and unvested Shares; provided however, that if the purchase of all such vested and unvested Shares at the prices specified results in aggregate consideration which is less than such total consideration, all vested Shares shall be purchased pursuant to the Vested Put at Fair Market Value. If such Company purchase would occur before (a) the Purchaser has held the Shares six months or (b) the date which is six months following the vesting of the Shares to be purchased, the repurchase shall occur six months and one day after the later of the purchase of the Shares by the Purchaser or vesting, as the case may be, and for the then current Fair Market Value. Such right shall be exercised within twelve (12) months following such termination of Service and the purchase by the Company shall take place within 60 days of such exercise;

                  provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

                  (iii) Company's Rights Assignable. The Company's rights under this Section shall be freely assignable, in whole or in part, and, following such assignment, such rights will not be limited by any Company Payment Condition.

                  (b) After a Major Event. The Company shall not have any obligation to purchase vested Shares following the Purchaser's termination of Service for any reason after the occurrence of a Major Event.

            5.4   Right to Compel Sale.

                  (a) Compelled Sale. If members of the Saratoga Group propose a Change of Control Transaction, then Saratoga shall have the right (whether the Change of Control results from the sale of all, or some lesser portion, of the Saratoga Group's Shares) to require the Purchaser (or his Permitted Transferee) to sell all, or a Pro Rata Portion, of his Shares to the prospective purchaser of the Saratoga Shares (if such right is exercised, a "Compelled Sale"). If the prospective purchaser in the Change of Control Transaction proposed by the Saratoga Group is to acquire Shares of the Saratoga Group, but Saratoga does not elect to cause a Compelled Sale pursuant to the foregoing sentence, the Purchaser (or such Permitted Transferee) shall have the right to elect to sell to the prospective purchaser, as part of the Change of Control Transaction, the Pro Rata Portion of the Purchaser's (or such Permitted Transferee's) Shares (if such right is exercised, a "Co-Sale"). The consideration to be received by the Purchaser (or such Permitted Transferee) for each Share in the Compelled Sale or Co-Sale shall be the same consideration per Share to be received by the Saratoga Group, and the terms and conditions of such sale by the Purchaser (or such Permitted Transferee) shall be the same as those upon which the Saratoga Group sell their Shares, except that the Purchaser (or such other party) shall not be bound by the terms of any indemnity, hold-back or escrow given to the purchaser in connection with such sale to the extent that such indemnity is not limited in value with respect to the Purchaser (or such Permitted Transferee) to at most the aggregate consideration to be received for his Shares in such sale.

                  (b) Notice and Sale Procedures. (i) The Company shall provide written notice to the Purchaser (or his Permitted Transferee) of any proposed Change of Control Transaction, which notice (a "Control Transaction Notice") shall (A) set forth the consideration per Share to be paid by the prospective purchaser and (B) state whether Saratoga is electing pursuant to Section 5.4(a) to cause a Compelled Sale. If Saratoga does not elect to cause a Compelled Sale and the Purchaser (or such Permitted Transferee) desires to cause a Co-Sale pursuant to
                  Section 5.4(a), the Purchaser (or such Permitted Transferee) must give written notice of his election to cause such Co-Sale (a "Co-Sale Notice") to Saratoga (or the representative of Saratoga as may be designated in the Control Transaction Notice) within ten (10) days following the date of the Control Transaction Notice. Within ten (10) days following the date of the Control Transaction Notice in which Saratoga has elected to cause a Compelled Sale, the Purchaser (or Permitted Transferee) shall deliver to Saratoga (or such designated representative), or in the case of a Co-Sale, the Co-Sale Notice shall be accompanied by, the certificates representing the Shares held by the Purchaser (or Permitted Transferee) to be sold in such Compelled Sale or Co-Sale, together with a suitably executed blank stock power and all other documents required to be executed in connection with such Change of Control Transaction. In the event that the Purchaser (or Permitted Transferee) should fail to deliver such certificates and other documents as aforesaid, the Company shall cause the books and records of the Company to show that such Shares are bound by the provisions of this Section 5.4 and that such Shares shall be transferred only to the purchaser identified in the Change of Control Notice upon surrender for transfer by the Purchaser (or any other party) thereof.

                  (b) If, within one hundred twenty (120) days after the Saratoga Group gives the notice they have not completed the sale of Shares described in the notice, the Saratoga Group shall return to the Purchaser (or such Permitted Transferee) all certificates representing Shares that the Purchaser (or such Permitted Transferee) delivered for sale pursuant hereto, together with any such other documents delivered by the Purchaser.

                  (c) Promptly after the consummation of the sale of the Shares of the Saratoga Group and Purchaser (or Permitted Transferee) pursuant to this Section, the Saratoga Group shall remit to the Purchaser (or Permitted Transferee) the total sales price of the Shares of the Purchaser (or Permitted Transferee) sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Purchaser (or Permitted Transferee).

      6. PURCHASER'S RIGHTS UPON REPURCHASE.

      At such time as the Company makes available, the consideration for the Stock to be repurchased in accordance with the provisions of Sections 2 and 5 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

      7. TRANSFER BY PURCHASER TO CERTAIN TRUSTS.

      Purchaser shall have the right to transfer all or any portion of Purchaser's interest in the shares issued under this Agreement which have been delivered to Purchaser under the provisions of Section 3 of this Agreement, to a trust established by Purchaser for the benefit of Purchaser, Purchaser's spouse or Purchaser's children, without being subject to the provisions of Section 5 hereof, provided that the trustee on behalf of the trust shall agree in writing to be bound by the terms and conditions of this Agreement. The transferee shall execute a copy of Exhibit E attached hereto and file the same with the Secretary of the Company.

      8. LEGEND ON SHARES.

      All certificates representing the Stock purchased under this Agreement shall, where applicable, have endorsed thereon the legends set forth in the Award and any other legends required by applicable securities laws.

      9. PURCHASER'S INVESTMENT REPRESENTATIONS.

      This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's acceptance hereof Purchaser confirms, that the Stock which Purchaser will receive will be acquired with Purchaser's own funds for investment for an indefinite period for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser's property shall at all times be within Purchaser's control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Stock.

      Purchaser understands that the Stock will not be registered or qualified under federal or state securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under federal or state securities laws and that the Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

      Purchaser agrees that in no event will Purchaser make a disposition of any of the Stock (including a disposition under Section 7 of this Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Stock under federal or state securities laws or (B) appropriate action necessary for compliance with the federal or state securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this section.

      With respect to a transaction occurring prior to such date as the Plan and Stock thereunder are covered by a valid Form S-8 or similar federal registration statement, this subsection shall apply unless the transaction is covered by Rule 701 under the Securities Act of 1933, as amended (the "Securities Act") or another exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment, has the ability to bear the economic risks of Purchaser's investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

      Purchaser understands that if a registration statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Stock, Purchaser may be required to hold the Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

      10. NO DUTY TO TRANSFER IN VIOLATION HEREUNDER.

      The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

      11. RIGHTS OF PURCHASER.

      Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock.

      12. SECTION 83(b) ELECTIONS.

      Purchaser hereby acknowledges that he or she has been informed that unless an election is filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares (and attached to Purchaser's individual income tax return for that year), electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Unvested Stock Requirement lapses over the purchase price for the Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) that Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under
Section 83(b). A form of Election under Section 83(b) is attached hereto as Exhibit B for reference.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON HIS OR HER BEHALF.

      13. OTHER NECESSARY ACTIONS.

      The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

      14. NOTICE.

      Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by 10 days' advance written notice to the other party hereto.

      15. SUCCESSORS AND ASSIGNS.

      This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

      16. APPLICABLE LAW.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, as such laws are applied to contracts entered into and performed in such state.

      17. NO FEDERAL OR OTHER STATE REGISTRATION.

      THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH REGISTRATION OR QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THE RIGHTS OF ALL PARTIES TO THIS

AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH REGISTRATION OR QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

      18. NO ORAL MODIFICATION.

      No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

      19. TERMINATION.

      This Agreement shall terminate and be of no further force and effect if the Closing Date has not occurred on or before the 30th day following the Grant Date, unless the failure is due to a default by the Company or the designation by the Board of Directors of the Company, in writing, of a later date as the Closing Date.

      20. ENTIRE AGREEMENT.

      This Agreement and the Award constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADVANCED LIGHTING                                  PURCHASER
 TECHNOLOGIES, INC.

By:__________________________                      ____________________________

                                                                         ANNEX 1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                           2005 EQUITY INCENTIVE PLAN

                                      AWARD

      ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), hereby grants this Award to purchase, within 30 days of the Grant Date specified below, shares of its common stock ("Shares") to the Participant named below. The terms and conditions of the Award are set forth in this cover sheet, the Stock Purchase Agreement to be entered into between the Company and the Participant including the attachments (the "Purchase Agreement") and in the Company's 2005 Equity Incentive Plan (the "Plan").

Grant Date: _____________________________, 20___

Name of Participant: _________________________________

Participant's Social Security Number: _______________________________

Number of Shares Covered by Award: _______________________

Purchase Price Per Share: $1,000.00

                  Company:  __________________________________
                            (Signature)

                  Title:    __________________________________

                                                                         ANNEX 2

                               CERTAIN DEFINITIONS

         (FOR USE FOR GRANTS TO EMPLOYEES WITHOUT EMPLOYMENT AGREMENTS)

For purposes hereof, the term "cause" shall mean:

      Employee's committing an act constituting a misdemeanor involving fraud, dishonesty, or theft or a felony;

      Employee's engaging in habitual or repeated alcohol or drug abuse;

      Employee's disregarding the instructions of the Board of Directors of ADLT;

      Employee's neglecting duties (other than by reason of disability or death), with five (5) business days notice to cure;

      Employee shall fail to devote his full business time to his employment and perform diligently such duties as are, or may be, required by the Board of Directors of ADLT or their designee consistent with Employee's duties and authority at the date of this Agreement or such other duties as may be mutually agreed, with five (5) business days notice to cure; provided such duties are within the bounds of reasonableness and acceptable business standards;

      Employee shall, without the prior written consent of ADLT, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of ADLT or any subsidiary or affiliate of ADLT, with five (5) business days notice to cure; provided, however, Employee may continue to render services to and participate in philanthropic and charitable causes, in each case, in a manner and to the extent consistent with his past practice;

      Employee shall fail to comply with all policies and procedures of ADLT, including but not limited to, all terms and conditions set forth in any employee handbook and any other memoranda pertaining to ADLT's policies, procedures, rules and regulations, with five (5) business days notice to cure; or

      Employee's willful misconduct or gross negligence.

                                                                         ANNEX 2
                                                                          PAGE 2

      For purposes hereof, the term "good reason" shall mean: without Employee's written consent, a material reduction of Employee's duties, authority, compensation, benefits or responsibilities.

      For purposes hereof, the term "disability" shall mean: the inability of Employee to perform satisfactorily his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                           2005 EQUITY INCENTIVE PLAN

                                      AWARD

VESTING Your shares will vest, and no longer be subject to the Unvested Stock Agreement pursuant to the Purchase Agreement, as follows:

                              25% of the Shares covered by the Award will vest and no longer be subject to the Unvested Stock Requirement provided that the Company achieves Cumulative Adjusted EBITDA for any 4 consecutive fiscal quarters, ending on or before June 30, 2007, equal to or greater than $32,977,000; 25% of the Shares covered by the Award will vest and no longer be subject to the Unvested Stock Requirement provided that the Company achieves Cumulative Adjusted EBITDA for any 8 consecutive fiscal quarters, ending on or before June 30, 2008, equal to or greater than $71,075,000; 25% of the Shares covered by the Award will vest and no longer be subject to the Unvested Stock Requirement provided that the Company achieves Cumulative Adjusted EBITDA for any 12 consecutive fiscal quarters, ending on or before June 30, 2009, equal to or greater than $113,140,000; and 25% of the Shares covered by the Award will vest and no longer be subject to the Unvested Stock Requirement provided that the Company achieves Cumulative Adjusted EBITDA for any 16 consecutive fiscal quarters, ending on or before June 30, 2010, equal to or greater than $159,147,000; provided, however, if the Company enters into a significant corporate transaction (such as an acquisition, divestiture or merger) which could reasonably be expected to affect Cumulative Adjusted EBITDA, the amount of Cumulative Adjusted EBITDA required for vesting on any date shall be adjusted, by the Board of Directors of the Company, to reflect the EBITDA expected to be added or lost as a result of such transaction.

                              Notwithstanding the foregoing, in the event of a Change in Control or an Initial Public Offering (each as defined in the Plan) of the Company, your unexpired shares will immediately vest, provided the aggregate cash amounts received by Saratoga in respect of its Company stock and from such transaction prior to June 30, 2009 are not less than $90,000,000. If a Change of Control or Initial Public Offering occurs in a transaction which does not result in aggregate cash amounts of at least $90,000,000 being received by Saratoga on or prior to the closing of such transaction, and Saratoga receives or retains securities of the Company or its successors or assigns at or after the closing of such transaction, Saratoga shall provide an escrow of a portion of such securities or other arrangement to assure the participants of the economic benefits of vesting if the aggregate cash amounts received in respect of its Company stock, in such transaction and on liquidation of the securities received or retained by Saratoga results in aggregate amounts received by Saratoga of at least $90,000,000 by June 30, 2009.

                              No additional Shares will vest after your employment with the Company or any Affiliate of the Company (including any approved leaves of absence) ("Service") has terminated for any reason.

VOTING CONTROL                Prior to the occurrence of a Major Event (as
                              defined in the Plan), the Shares purchased shall be transferred into a voting trust or similar arrangement ("Voting Trust"). Pursuant to the terms of the Voting Trust, the Participant shall be the beneficiary but Saratoga Lighting Holdings
                              LLC shall vote all shares in the Voting Trust until the occurrence of a Major Event, at which time the Voting Trust shall terminate.

RETENTION RIGHTS              YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF
                              SHARES PURSUANT TO THIS AWARD IS EARNED ONLY BY
                              CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL
                              OF THE COMPANY (NOT THROUGH THE ACT OF BEING
                              HIRED, BEING GRANTED THIS AWARD OR ACQUIRING
                              SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND
                              AGREE THAT NOTHING IN THIS AWARD, NOR IN THE PLAN
                              SHALL CONFER UPON YOU ANY RIGHT WITH RESPECT TO
                              CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE
                              COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH
                              YOUR RIGHT OR THE COMPANY'S RIGHT TO TERMINATE
                              YOUR EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH
                              OR WITHOUT CAUSE.

LEGENDS All certificates representing the Shares issued pursuant to this Award and Purchase Agreement shall, where applicable, have endorsed thereon the following legends:

                              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE REQUIREMENTS AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S

                              PREDECESSOR IN INTEREST. SUCH AGREEMENT IMPOSES CERTAIN TRANSFER RESTRICTIONS AND CERTAIN REPURCHASE REQUIREMENTS ON THE COMPANY (OR ITS ASSIGNS) UPON THE SALE OF THE SHARES OR UPON TERMINATION OF SERVICE WITH THE COMPANY. A COPY OF SUCH AGREEMENTS IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF SHARES REPRESENTED BY THIS CERTIFICATE.

                              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

THE PLAN AND
OTHER AGREEMENTS              The text of the Plan is incorporated in this Award
                              by reference.

                              Certain capitalized terms used in this Agreement are defined in the Plan.

                              THIS AWARD, THE PURCHASE AGREEMENT INCLUDING ITS ATTACHMENTS, AND THE PLAN CONSTITUTE THE ENTIRE UNDERSTANDING BETWEEN YOU AND THE COMPANY REGARDING THE SHARES WHICH ARE SUBJECT TO THIS AWARD. ANY PRIOR AGREEMENTS, COMMITMENTS OR NEGOTIATIONS CONCERNING SUCH SHARES ARE SUPERSEDED.

CERTAIN DEFINITIONS           For the purposes of this Award, "Adjusted EBITDA"
                              shall mean "Income from Operations" (a) plus
                              "Amortization of Intangible Assets" plus
                              "Depreciation", (b) plus "Income from
                              Investments", or minus "Loss from Investments" to the extent such Income or Loss from Investments relates to the Company's investment in AAPL, all of the above as reported in the Company's financial statements, (c) plus the amount recorded in the Company's financial statements for the following items: (i) Amounts payable to the Saratoga Group pursuant to the Management Services
                              Agreement ("Management Services Agreement") between Saratoga Management Company LLC and the
                              Company, (ii)
                              amounts recorded as expense related to "Additonal
                              Bonuses" described in Wayne Hellman's employment contract, the after-tax proceeds of which are applied to repayment of Wayne Hellman's loan from the Company, and (iii) amounts in respect of fees and expenses, prior to an Initial Public Offering, in connection with the services of any non-management Director, and (d) plus any one-time expense item, or minus any one time income item, as explicitly designated by the Board of Directors.

                              For the purposes of this Award, "Cumulative
                              Adjusted EBITDA" shall mean Adjusted EBITDA over the relevant number of consecutive quarters, accrued on a cumulative basis (taken as one accounting period).

                                    EXHIBIT A

                                   TAX SUMMARY

      Set forth below is a brief summary as of the date of the right of some of the federal tax consequences of purchase and disposition of the Shares.

      THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANTS SHOULD CONSULT A TAX ADVISER BEFORE PURCHASING OR DISPOSING OF THE SHARES.

      PURCHASE OF SHARES PRIOR TO VESTING BY CERTAIN PARTICIPANTS

      The Stock Purchase Agreement gives Participants the right to purchase certain shares which are subject to repurchase by the Company at cost prior to "vesting." In these situations, an election may be filed by the Participant with the Internal Revenue Service within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on the bargain purchase element on the date of purchase for alternative minimum tax purposes. EVEN WHERE THERE IS NO BARGAIN ELEMENT FAILURE TO FILE THE 83(b) ELECTION WILL RESULT IN ALTERNATIVE MINIMUM TAXABLE INCOME MEASURED AND RECOGNIZED BY PARTICIPANT AT THE TIME OR TIMES ON WHICH THE COMPANY'S REPURCHASE REQUIREMENT LAPSES. Participant is strongly encouraged to seek the advice of his or her tax consultants in connection with the purchase of the Shares and the advisability of filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached to the Stock Purchase Agreement as Exhibit B for reference.

      THE TAX CONSEQUENCES OF THE PURCHASE AND SALE OF COMMON SHARES AND THE TERMINATION OF COMPANY REPURCHASE RIGHTS FOR UNVESTED SHARES, MAY DIFFER DEPENDING UPON THE CIRCUMSTANCES OF EACH PARTICIPANT, THE TERMS OF THE AWARD AND THE TIMING OF ANY EXERCISE OR SALE. PARTICIPANTS ARE ADVISED TO SEEK INDEPENDENT TAX ADVICE TO MAKE SURE THEY UNDERSTAND THE INCOME TAX CONSEQUENCES OF ANY AWARD.

                                    EXHIBIT B

                          ELECTION UNDER SECTION 83(B)
                      OF THE INTERNAL REVENUE CODE OF 1986

      The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

      1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME: TAXPAYER: ______________________________ SPOUSE: _________________________

ADDRESS: _______________________________________________________________________

IDENTIFICATION NO.: TAXPAYER: ______________________ SPOUSE: ___________________

TAXABLE YEAR: __________

      2. The property with respect to which the election is made is described as follows: _____ shares (the "Shares") of the Common Stock of Advanced Lighting Technologies, Inc. (the "Company").

      3.    The date on which the property was transferred is:___, 20___.

      4.    The property is subject to the following restrictions:

            The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

      5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $______.

      6.    The amount (if any) paid for such property is: $___________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _______________________, 20___          _______________________________
                                               Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _______________________, 20___          _______________________________
                                               Spouse of Taxpayer

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS

                           ____________________, 20___

Secretary
ADVANCED LIGHTING TECHNOLOGIES, INC.

Dear Sir or Madam:

      As Escrow Agent for both ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), and ___("Purchaser"), you are hereby authorized and directed to hold the documents and Common Stock certificates delivered to you pursuant to the terms of that certain Common Stock Purchase Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached as Exhibit C to the Agreement, in accordance with the following instructions:

1. In the event the Company is required to purchase Shares pursuant to the Unvested Stock Requirement set forth in the Agreement, the Company shall give to Purchaser and you a written notice as provided in the Agreement. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice, including prompt delivery of stock certificates.

2. At the closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by certified or bank cashier's check) for the number of shares being purchased pursuant to the Unvested Stock Requirement.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Paragraph 3, Purchaser shall exercise all rights and privileges, including but not limited to, the right to vote and to receive dividends (if any), of a stockholder of the Company while the shares are held by you.

4. In accordance with the terms of Section 5 of the Agreement, you may from time to time deliver to Purchaser a certificate or certificates representing so many shares as are no longer subject to the Unvested Stock Requirement.

5. This escrow shall terminate upon the release of all shares held under the terms and provisions hereof.

6. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged from all further obligations hereunder.

7. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

8. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

9. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

11. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

12. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

13. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice of each party. In the event of any such termination, the Company shall appoint any officer of the Company as successor Escrow Agent.

14. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

16. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled.

17. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

18. This instrument shall be governed by and construed in accordance with the laws of the State of Ohio.

      This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                          Very truly yours,

                                          ADVANCED LIGHTING TECHNOLOGIES, INC.

                                          By: ________________________________

   ESCROW AGENT:                                 PURCHASER:

   ____________________________                  _____________________________

                                    EXHIBIT D

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED ___________________________________________ hereby sells, assigns and transfers unto _____________________________________
(_______) shares of the Common Stock of ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), standing in _____________________________ name on the books of the Company represented by Certificate No.___________ herewith and hereby irrevocably constitutes and appoints _____________________________ Attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: __________________, 20___

                                    EXHIBIT E

                   ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND
                    BY THE COMMON STOCK PURCHASE AGREEMENT OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

      The undersigned, as transferee of shares of ADVANCED LIGHTING TECHNOLOGIES, INC., hereby acknowledges that he or she has read and reviewed the terms of the Common Stock Purchase Agreement of ADVANCED LIGHTING TECHNOLOGIES, INC. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated: _________________, 20___

By: _______________________________